CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 26 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated March 10, 2000, relating to the financial statements and financial highlights which appear in the January 31, 2000 Annual Reports to Shareholders of Colonial Minnesota Tax-Exempt Fund, Colonial New York Tax-Exempt Fund, Colonial North Carolina Tax-Exempt Fund and Colonial Ohio Tax-Exempt Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP
Boston, Massachusetts
May 26, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this Post-Effective Amendment No. 26 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated March 11, 1999, relating to the financial statements and financial highlights which appear in the January 31, 1999 Annual Reports to Shareholders of the Colonial California Tax-Exempt Fund, Colonial Connecticut Tax-Exempt Fund, Colonial Florida Tax-Exempt Fund, Colonial Massachusetts Tax-Exempt Fund and Colonial Michigan Tax-Exempt Fund, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP
Boston, Massachusetts
May 26, 2000